As filed with the Securities and Exchange Commission on April 23, 1997.
                             Subject to amendment.
                                                       Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                             WESTERBEKE CORPORATION
               (Exact name of issuer as specified in its charter)

           DELAWARE                                              041925880
(State or other jurisdiction                                  (I.R.S. Employer
         of incorporation                                    Identification No.)
         or organization)

                                   ----------

                              Avon Industrial Park
                           Avon, Massachusetts  02322
                    (Address of principal executive offices)

                                   ----------

                             WESTERBEKE CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                            JOHN H. WESTERBEKE, JR.
                                   President
                             Westerbeke Corporation
                              Avon Industrial Park
                           Avon, Massachusetts  02322
                                 (508) 588-7700
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                    Copy to:
                             THOMAS M. HAYTHE, Esq.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York  10017

                                   ----------

        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                   Registration Statement becomes effective.

                                   ----------

                        CALCULATION OF REGISTRATION FEE

===============================================================================
                                                    Proposed
    Title of                   Proposed maximum      maximum       Amount of
 securities to    Amount to        offering         aggregate     registration
 be registered  be registered  price per share*  offering price*      fee
Common Stock       150,000          $2.9375         $440,625.00     $133.52
 ($.01 par
 value)
===============================================================================

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on April 18, 1997, as reported on the NASDAQ National Market System.

                               Page 1 of 34 pages

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The Company hereby states that (i) the documents listed in (a) through
(c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 26, 1996.

          (b) Quarterly Report on Form 10-Q for the quarter ended January 25, 1997.

          (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, filed on July 2, 1986.

Item 4.  Description of Securities.
         -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

          Thomas M. Haythe, Esq., a partner in the law firm of Haythe & Curley, the Company's Counsel, is a director of the Company. As of April 18, 1997, Mr. Haythe held options under the Company's Stock Option Plan to purchase 11,220 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          Article Sixth of the Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless any director, officer, employee or agent of the Company from and against any all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

          Not applicable.

Item 8.  Exhibits.
         --------

          The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  Undertakings.
         ------------

          The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration

Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          POWER OF ATTORNEY

         The Registrant and each person whose signature appears below hereby appoints John H. Westerbeke, Jr. and Thomas M. Haythe as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Avon and Commonwealth of Massachusetts on the 22nd day of April, 1997.


                                     WESTERBEKE CORPORATION


                                     By  /s/  John H. Westerbeke, Jr.
                                       ------------------------------
                                              John H. Westerbeke, Jr.
                                              Chairman of the Board
                                              and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                            Title                   Date
-------------------------------         ---------------------           ----
  /s/  John H. Westerbeke, Jr.           Chairman of the
-------------------------------          Board, President and          4/22/97
       John H. Westerbeke, Jr.           Principal Executive
                                         Officer


           Signature                            Title                   Date
-------------------------------         ---------------------           ----
 /s/  Carleton F. Bryant III            Executive Vice                4/22/97
-------------------------------         President, Chief
      Carleton F. Bryant III            Operating Officer
                                        and Principal
                                        Financial and
                                        Accounting Officer


     /s/  Gerald Bench                  Director                      4/22/97
-------------------------------
          Gerald Bench


    /s/  Thomas M. Haythe               Director                      4/22/97
-------------------------------
         Thomas M. Haythe


    /s/  Nicholas H. Safford            Director                      4/22/97
-------------------------------
         Nicholas H. Safford


    /s/  James W. Storey                Director                      4/22/97
-------------------------------
         James W. Storey


 /s/  John H. Westerbeke, Sr.           Director                      4/22/97
-------------------------------
      John H. Westerbeke, Sr.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


                       [LETTERHEAD OF PEAT MARWICK LLP]


                        Consent of Independent Auditors
                        -------------------------------

To the Board of Directors and Stockholders of Westerbeke Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Westerbeke Corporation of our report dated December 20, 1996 relating to the consolidated balance sheets of Westerbeke Corporation and subsidiary as of October 26, 1996 and October 28, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended October 26, 1996, and related schedule, which report appears in the October 26, 1996 annual report on Form 10-K of Westerbeke Corporation.


                                                /s/  KPMG Peat Marwick LLP

Boston, Massachusetts
April 22, 1997

                               CONSENT OF COUNSEL


          The consent of Haythe & Curley is contained in their opinion filed as
Exhibit 5 to this Registration Statement.

                               INDEX TO EXHIBITS

Number              Description of Exhibit              Page
------              ----------------------              ----
4(i)        -     Copy of the Plan                        11

4(ii)       -     Form of Stock Option Certificate        18

4(iii)      -     Form of Incentive Stock Option          26
                  Certificate

5           -     Opinion of Haythe & Curley              34

23(i)       -     Consent of KPMG Peat Marwick LLP         8
                  (See "Consent of Independent
                  Accountants" in the Registration
                  Statement)

23(ii)      -     Consent of Haythe & Curley
                  (contained in Exhibit 5)

24          -     Power of Attorney (See "Power            6
                  of Attorney" in the Registration
                  Statement)